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                                                                   Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333______) of our report dated August 18, 2004, which appears on page F-2 of the annual report on Form 10-K of NuCO2 Inc. for the year ended June 30, 2004, and to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ MARGOLIN, WINER & EVENS LLP

MARGOLIN, WINER & EVENS LLP


Garden City, New York
January 21, 2005